Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 126 to Registration Statement No. 33-26305 on Form N-1A of our report dated November 25, 2009, relating to the financial statements and financial highlights of BlackRock Funds, including BlackRock Energy & Resources Portfolio (formerly BlackRock Global Resources Portfolio) and BlackRock All-Cap Energy & Resources Portfolio (formerly BlackRock All-Cap Global Resources Portfolio) appearing in the Annual Report on Form N-CSR of BlackRock Funds for the year ended September 30, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
January 28, 2010